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                                                                EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

                 THIS AGREEMENT is made and entered into this 2nd day of January 1997, by and between Personnel Group of America, Inc., a Delaware corporation (the "Company"), and James C. Hunt ("Executive").


                              W I T N E S S E T H:

                 WHEREAS, Executive and the Company deem it to be in their respective best interests to enter into an agreement providing for the Company's employment of Executive pursuant to the terms herein stated;

                 NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

                 1. Effective Date. This Agreement shall be effective as of the 2nd day of January 1997, which date shall be referred to herein as the "Effective Date".

                 2.  Position and Duties.

                          (a)  The Company hereby employs Executive: (i)  as a
Senior Vice President from the date hereof until the day after the Company's 1996 Form 10-K and Annual Report are filed with the SEC; and (ii) thereafter through the end of the "Term of Employment" (as herein defined below) as its Chief Financial Officer and Treasurer. In these capacities, Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such offices and positions and to such other services of a senior executive nature as may be reasonably requested by the Board of Directors (the "Board") of the Company, which may include services for one or more subsidiaries or affiliates of the Company. Prior to becoming Chief Financial Officer and Treasurer as provided in clause
(ii) above, the parties acknowledge and agree that Executive will have no supervisory or management responsibility over the Company's financial or accounting functions. Additionally, the Executive will have no responsibility or involvement in connection with the 1996 year-end audit process. Executive shall in his capacity as an employee of the Company be responsible to and obey the reasonable and lawful directives of the Board.

                          (b)  Executive shall devote his full time and
attention to his duties hereunder, except for sick leave, reasonable vacations, and excused leaves of absence as more particularly provided herein. Executive shall use his best efforts during the Term of Employment to protect, encourage, and promote the interests of the Company.

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                 3.  Compensation.

                          (a)  Base Salary.  The Company shall pay to Executive
during the Term of Employment a minimum salary at the rate of two hundred twenty-five thousand dollars ($225,000) per calendar year and agrees that such salary shall be reviewed at least annually. Such salary shall be subject to discretionary annual increases as determined by the Board of Directors. Such salary shall be payable in accordance with the Company's normal payroll procedures. (Executive's annual salary, as set forth above or as it may be increased from time to time as set forth herein, shall be referred to hereinafter as "Base Salary.") At no time during the Term of Employment shall Executive's Base Salary be decreased from the amount of Base Salary then in effect.

                          (b)  Performance Bonus.  In addition to the
compensation otherwise payable to Executive pursuant to this Agreement, Executive shall be eligible to receive an annual bonus ("Bonus") pursuant to a performance bonus plan (the "Bonus Plan") as set forth in the Executive's Offer Letter from the Company dated December 16, 1996.

                 4.  Benefits.  During the Term of Employment:

                          (a)  Executive shall be eligible to participate in
any and all life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to senior executive employees of the Company from time to time, and Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

                          (b)  Executive shall be allowed twenty-eight days of
personal time off (PTO) with pay per calendar year and leaves of absence with pay on the same basis as other senior executive employees of the Company.

                          (c)  The Company shall reimburse Executive for
reasonable business expenses incurred in performing Executive's duties and promoting the business of the Company, including, but not limited to, reasonable entertainment expenses, travel and lodging expenses, following presentation of documentation in accordance with the Company's business expense reimbursement policies.

                          (d)  Executive shall be added as an additional named
insured under all liability insurance policies now in force or hereafter obtained covering any officer or director of the Company in his or her capacity as an officer or director. Company shall indemnify Executive in his capacity as an officer or director and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him on behalf of or in the course of performing services for the Company (to the maximum extent provided by the Company's Bylaws and applicable law).





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                          (e)     Executive shall also be allowed such other
benefits as contained in the Executive's Offer Letter from the Company dated December 16, 1996.

                 5. Term; Termination of Employment. As used herein, the phrase "Term of Employment" shall mean the period commencing on the Effective Date and ending on December 31, 1997; provided, however, that as of the expiration date of each of (i) the initial Term of Employment and (ii) if applicable, any Renewal Period (as defined below), the Term of Employment shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or Executive provides six (6) months' notice to the contrary. Notwithstanding the foregoing, the Term of Employment shall expire on the first to occur of the following:

                          (a)  Termination by the Company Without Cause or By
Executive With Good Reason. Notwithstanding anything to the contrary in this Agreement, whether express or implied, the Company may, at any time, terminate Executive's employment for any reason other than Cause (as defined below) by giving Executive at least 60 days' prior written notice of the effective date of termination. In the event Executive's employment hereunder is terminated by the Company other than for Cause or by Executive for Good Reason (as defined below), Executive shall be entitled to receive (y) his Base Salary as he would have received such amounts during the period commencing on the effective date of such termination and ending on the second anniversary thereof (the "Salary Continuation Period"), as if Executive were still employed hereunder during the Salary Continuation Period; and (z) if it has not previously been paid to Executive, any Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination. In addition, all of Executive's stock options with respect to the Company's stock shall become immediately and fully exercisable. During the Salary Continuation Period, Executive and his spouse and dependents shall be entitled to continue to be covered by all group medical, health and accident insurance or other such health care arrangements in which Executive was a participant as of the date of such termination, at the same coverage level and on the same terms and conditions which applied immediately prior to the date of Executive's termination of employment, until Executive obtains alternative comparable coverage under another group plan, which coverage does not contain any pre-existing condition exclusions or limitations; provided, however, that if, as the result of the termination of Executive's employment, Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more of the Company's benefit plans, the Company shall continue to provide Executive and his eligible dependents or beneficiaries, through other means, with benefits at a level at least equivalent to the level of benefits for which Executive and his dependents and beneficiaries were eligible under such plans immediately prior to the date of Executive's termination of employment. At the termination of the benefits coverage under the preceding sentence, Executive and his spouse and dependents shall be entitled to continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other





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applicable law, to the extent required by such laws, as if Executive had terminated employment with the Company on the date such benefits coverage terminates.

         For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are fully corrected within 30 days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

                                  (i)  a material breach by the Company of any
                 material provision of this Agreement, including, but not limited to, the assignment to Executive of any duties inconsistent with Executive's position in the Company or an adverse alteration in the nature or status of Executive's responsibilities;

                                  (ii)  the Company's requiring the Executive
                 to be based anywhere other than the metropolitan area where he currently works and resides; and

                                  (iii)  the occurrence of a "Change in
                 Control" as defined below.

         For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation, provided, however, that a Change in Control shall not include any going private or leveraged buy-out transaction which is sponsored by Executive or in which Executive





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acquires an equity interest materially in excess of his equity interest in the
Company immediately prior to such transaction (each of the events described in (i), (ii), (iii) or (iv) above, as provided otherwise by the preceding clause being referred to herein as a "Change in Control").

                          (b)  Termination for Cause.  The Company shall have
the right to terminate Executive's employment at any time for Cause by giving Executive written notice of the effective date of termination (which effective date may, except as otherwise provided below, be the date of such notice). If the Company terminates Executive's employment for Cause, Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination and the Company shall have no further obligation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this or any other agreement and at law or in equity.

         For purposes of this Agreement only, Cause shall mean:

                                  (i)      fraud, misappropriation,
                                           embezzlement, or other act of
                                           material misconduct against the
                                           Company or any of its affiliates;

                                  (ii)     substantial and willful failure to
                                           perform specific and lawful
                                           directives of the Board, as
                                           reasonably determined by the Board;

                                  (iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body, which is materially injurious to the financial condition of the Company; or

                                  (iv)     conviction of or plea of guilty or
                                           nolo contendere to a felony;

provided, however, that with regard to subparagraph (ii) above, Executive may not be terminated for Cause unless and until the Board has given him reasonable written notice of its intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach; and provided further, however, that for purposes of determining whether any such Cause is present, no act or failure to act by Executive shall be considered "willful" if done or omitted to be done by Executive in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.





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                          (c)  Termination on Account of Death.  In the event
of Executive's death while in the employ of the Company, his employment hereunder shall terminate on the date of his death and Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination. In addition, any other benefits payable on behalf of Executive shall be determined under the Company's insurance and other compensation and benefit plans and programs then in effect in accordance with the terms of such programs.

                          (d)  Voluntary Termination by Executive.  In the
event that Executive's employment with the Company is voluntarily terminated by Executive other than for Good Reason, Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination, and the Company shall have no further obligation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Executive shall give the Company at least 30 days' advance written notice of his intention to terminate his employment hereunder.

                          (e)  Termination on Account of Disability.  To the
extent not prohibited by The Americans With Disabilities Act of 1990 or the North Carolina Handicapped Persons Protection Act if, as a result of Executive's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the Company and Executive), Executive shall have been absent from the full-time performance of his duties with the Company for 120 consecutive days during any twelve (12) month period or if a physician acceptable to the Company advises the Company that it is likely that Executive will be unable to return to the full-time performance of his duties for 120 consecutive days during the succeeding twelve (12) month period, his employment may be terminated for "Disability." During any period that Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary, Bonus and other benefits provided hereunder, together with all compensation payable to him under the Company's disability plan or program or other similar plan during such period, until Executive's employment hereunder is terminated pursuant to this Section 5(e). Thereafter, Executive's benefits shall be determined under the Company's retirement, insurance, and other compensation and benefit plans and programs then in effect, in accordance with the terms of such programs.





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                 6.  Confidential Information, Non-Solicitation and
                     Non-Competition.

                          (a)     During the Term of Employment and for two (2)
years thereafter, Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information, and client and customer lists and all papers, resumes, records (including computer records) and the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his employment for any reason whatsoever, Executive shall promptly deliver to the Company all documents, computer tapes and disks (and all copies thereof) containing any Confidential Information.

                          (b)     During the Term of Employment and for two (2)
years thereafter, Executive shall not, directly or indirectly in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee, member of any association or otherwise) engage in, work for, consult, provide advice or assistance or otherwise participate in any activity which is competitive with the business of the Company, in any geographic area in which the Company is now or shall then be doing business, including without limitation, those geographic areas set forth on Exhibit A hereto. Executive further agrees that during such period he will not assist or encourage any other person in carrying out any activity that would be prohibited by the foregoing provisions of this Section 6 if such activity were carried out by Executive and, in particular, Executive agrees that he will not induce any employee of the Company to carry out any such activity; provided, however, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Exchange Act, of not more than five percent (5%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

                          (c)     During the Term of Employment and for two (2)
years thereafter, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any competitor of the Company.





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                          (d)     Executive recognizes that he will possess
confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company. Executive recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and will be acquired by him because of his business position with the Company. Executive agrees that, during the Term of Employment, and for a period of two (2) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

                          (e)     If it is determined by a court of competent
jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

                          (f)     Executive acknowledges that he was informed
of the time, territory, scope and other essential requirements of the restrictions in this Section 6 when he agreed to become employed with the Company under the terms set forth in this Agreement, and Executive further acknowledges that he has received sufficient and valuable consideration for his agreement to such restrictions.

                 7. No Offset - No Mitigation. Executive shall not be required to mitigate damages under this Agreement by seeking other comparable employment. The amount of any payment or benefit provided for in this Agreement, including welfare benefits, shall not be reduced by any compensation or benefits earned by or provided to him as the result of employment by another employer, except as provided otherwise in Section 5(a) with respect to health and insurance benefits provided during the Salary Continuation Period.

                 8. Designated Beneficiary. In the event of the death of Executive while in the employ of the Company, or at any time thereafter during which amounts remain payable to Executive under Section 5, such payments (other than the right to continuation of welfare benefits) shall thereafter be made to such person or persons as Executive may specifically designate (successively or contingently) to receive payments under this Agreement following Executive's death by filing a written beneficiary designation with the Company during Executive's lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by Executive pursuant to written instruments filed with the Company during his lifetime. Beneficiaries designated by Executive may be any natural or legal person or persons, including a fiduciary, such as a trustee or a trust or the legal representative of an estate. Unless otherwise provided





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by the beneficiary designation filed by Executive, if all of the persons so designated die before Executive on the occurrence of a contingency not contemplated in such beneficiary designation, then the amounts payable under this Agreement shall be paid to Executive's estate.

                 9. Taxes. All payments to be made to Executive under this Agreement will be subject to any applicable withholding of federal, state and local income and employment taxes.

                 10. Miscellaneous. This Agreement shall also be subject to the following miscellaneous considerations:

                          (a)  Executive and the Company each represent and
warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

                          (b) Except as set forth in Executive's Offer Letter
from the Company dated December 16, 1996, this Agreement contains a complete statement of all the arrangements between the parties with respect to Executive's employment by the Company; this Agreement supersedes all prior and existing negotiations and agreements between the parties concerning Executive's employment other than the Offer Letter; and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

                          (c)  If any provision of this Agreement or any
portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

                          (d)  This Agreement shall be governed by and
construed in accordance with the internal laws of the State of North Carolina, except to the extent governed by federal law.

                          (e)  The Company may assign this Agreement to any
direct or indirect subsidiary or parent of the Company or joint venture in which the Company has an interest, or any successor (whether by merger, consolidation, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company and this Agreement shall be binding upon and inure to the benefit of such successors and assigns. Except as expressly provided herein, Executive may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

                          (f)  Any rights of Executive hereunder shall be in
addition to any rights Executive may otherwise have under benefit plans, agreements, or arrangements of the Company to which he is a party or in which he is a participant, including, but not limited to, any Company-sponsored employee benefit plans. Provisions of this Agreement shall not in any way abrogate Executive's rights under such other plans, agreements, or arrangements.





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                          (g)  For the purpose of this Agreement, notices and
all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the named Executive at the address set forth below under his signature; provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                          (h)  Section headings in this Agreement are included
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                          (i)  Failure to insist upon strict compliance with
any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                          (j)  This Agreement may be executed in several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                 11. Resolution of Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the City of Charlotte, North Carolina in accordance with the rules of the American Arbitration Association then in effect. The Company and Executive hereby agree that the arbitrator will not have the authority to award punitive damages, damages for emotional distress or any other damages that are not contractual in nature. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 6, and Executive consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond except to the extent otherwise required by applicable law. The expense of such arbitration shall be borne by the Company.

                 12. Attorneys' Fees. Should either party hereto or their successors retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof, including, but not limited to, by instituting any action or proceeding in arbitration or a court to enforce any provision hereof or to enjoin a breach of any provision of this Agreement, or for a declaration of such party's rights or obligations under the Agreement, or for any other remedy, whether in arbitration or in a court of law, then the successful party shall be entitled to be reimbursed by the other party for all costs and expenses incurred thereby, including, but





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not limited to, reasonable fees and expenses of attorneys and expert witnesses, including costs of appeal. If such successful party shall recover judgment in any such action or proceeding, such costs, expenses and fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs are awarded, the successful party shall be determined by the arbitrator or court, as the case may be.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




EXECUTIVE                                  COMPANY

                                           PERSONNEL GROUP OF AMERICA, INC.



/s/ James C. Hunt                          By: /s/ Edward P. Drudge, Jr.
---------------------------                    -------------------------------
JAMES C. HUNT
                                           Name:    Edward P. Drudge, Jr.
                                           Title:   Chairman of the Board and
                                                    Chief Executive Officer


Address:

3518 Bellevue Lane
Charlotte, NC 28226





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